Exhibit 10.98

                       AMENDMENT TO LICENSE AGREEMENT
                       ------------------------------

WHEREAS, IGI, INC., IGEN, INC., and IMMUNIGENETICS, INC (collectively Licensor) and Ethicon, Inc. (Ethicon), entered into a License Agreement on the 28th day of August, 1998, in the Field of skin care products containing active ingredients comprising retinoids or formulations, and any variations or improvements thereof, of microencapsulated petrolatum having a viscosity no greater than 10,000 centipoise excluding the use of urea as a moisturizing agent (a copy of which License Agreement is attached hereto);

WHEREAS, Licensor and Ethicon wish to modify the License Agreement pursuant to Article 9.08 thereof;

NOW THEREFORE, in exchange for valuable consideration, the receipt of which is hereby acknowledged by Licensor and Ethicon, Licensor and Ethicon agree to modify the License Agreement as set forth herein below.

                                  AMENDMENT
                                  ---------

1. The requirement of Ethicon, Inc. to pay Minimum Remuneration pursuant to Articles 3.02.1-3.02.4 is hereby terminated with respect to any Minimum Remuneration which may have accrued as of the date of this Amendment and which has not been paid as of such date. Notwithstanding the above, Ethicon shall not be entitled to repayment or reimbursement of any Minimum Remuneration paid pursuant to Article 3.02.1 prior to the date of this Amendment.

2. The license granted to Ethicon in Article 2.01 is hereby converted to a non-exclusive, royalty bearing (pursuant to Article 3.01.2 of the License Agreement), worldwide right and license, provided that; such license shall remain exclusive within Japan, subject to the following provisions and to the payment of Royalties pursuant to Article 3.01.2 of the License
Agreement:

      2.1. For a period of one (1) year after the date of the first Commercial Sale of Licensed Product in Japan, the exclusive license provided hereunder shall be non-terminable by Licensor. Ethicon shall not be required to provide or meet any minimum sales target for sales in Japan in the first year nor to pay any Minimum Remuneration for sales during such time.

      2.2. Prior to the expiration of one (1) year after the first Commercial Sale of a Licensed Product in Japan, Licensor and Ethicon shall cooperate in good faith to determine and set a reasonable sales target for sales in Japan for the second year following the first Commercial Sale in Japan. Should Licensor and Ethicon agree to such reasonable sales target prior to the end of such first year, the exclusive license provided hereunder shall be non-terminable by Licensor during such second year. Should Licensor, and Ethicon fail to


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            agree to such reasonable sales target for the second year, the licenses granted hereunder shall be converted to non-exclusive for the second year.

      2.3. For each year thereafter, the parties shall cooperate in good faith to determine and set reasonable sales targets for sales in Japan for each subsequent year. Should Licensor and Ethicon fail to agree to reasonable sales targets for any year thereafter, the licenses granted hereunder shall be converted to non-exclusive. Should Licensor and Ethicon agree to reasonable sales targets for each year thereafter, the exclusive licenses granted hereunder shall remain non-terminable by Licensor for such year.

3. Should the total amount of Royalties paid to Licensor by Ethicon and/or one of its Affiliates, on a worldwide basis, in any Calendar year, equal or exceed two hundred thousand dollars ($200,000), then the licenses granted hereunder and under the License Agreement shall be extended to a worldwide, exclusive basis for the following Calendar Year, and shall remain exclusive so long as Royalties paid in each Calendar Year equal or exceed two hundred thousand dollars ($200,000).

4. This Amendment shall be effective as of the date of signature of the last authorized representative to sign this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective representatives as of the day and year first above written.


IGI

By:     /s/ Michael Birman                           Date    March 19, 2002
        -----------------------------------                  --------------
Name:   Michael Birman
Title:  Vice President Business Development
        Consumer Products Division


ETHICON, INC.

By:      /s/ Howard I. Zauberman                     Date    March 14, 2002
         -----------------------------------                 --------------
Name:    Howard I. Zauberman
Title:   Vice President, Worldwide
         Business Development


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